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                                                                    Exhibit 4.28


         SUPPLEMENTAL INDENTURE TO THE SIXTEENTH SUPPLEMENTAL INDENTURE

      This SUPPLEMENTAL INDENTURE TO THE SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of September 20, 2005 (this "SUPPLEMENTAL INDENTURE"), among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (the "COMPANY"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, the GUARANTORS signatory hereto (the "GUARANTORS") and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

                                   WITNESSETH:

      WHEREAS, the Company, the Guarantors party thereto and the Trustee have heretofore executed and delivered the indenture, dated as of December 23, 1998 (the "BASE INDENTURE"), as supplemented by the sixteenth supplemental indenture, dated as of March 9, 2005 among the Company, the Guarantors and the Trustee (the "SIXTEENTH SUPPLEMENTAL INDENTURE" and, as amended, together with the Base Indenture, the "INDENTURE"), providing for the issuance of 7 1/4% Senior Notes due 2015 (the "NOTES") of the Company;

      WHEREAS, there is currently outstanding under the Indenture $600,000,000 in aggregate principal amount of the Notes;

      WHEREAS, Section 8.1 of the Base Indenture provides that the Company, the Guarantors and the Trustee may, without the consent of any Holders at any time and from time to time, may enter into a supplemental indenture for the purpose of adding Guarantors to become obligated under the Indenture;

      WHEREAS, the Restricted Subsidiaries listed on Schedule A hereto are obligated to become Guarantors of the Notes pursuant to Section 15.5 of the Base Indenture;

      WHEREAS, the Company and each of the Guarantors, has been authorized by a resolution of each of their respective Board of Directors (or similar governing body) to enter into this Supplemental Indenture; and

      WHEREAS, all other acts and proceedings required by law, by the Indenture, by the certificate of incorporation and by-laws (or similar governing documents) of the Company and each of the Guarantors, to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

      Section 1.  ADDITIONAL GUARANTORS.

      (1) The Restricted Subsidiaries listed on Schedule A hereto are henceforth Guarantors of the Notes pursuant to Section 15.5 of the Base Indenture. The Guarantors agree to provide an unconditional Guarantee on the terms and subject to the conditions of the Indenture including but not limited to Article 15 thereof.

      (2) This Supplemental Indenture shall not change any other term of the Notes, the Indenture or the Sixteenth Supplemental Indenture.


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      Section 2. EFFECTIVENESS, OPERATIVENESS

      (1) This Supplemental Indenture will be binding and effective upon the Company, the Guarantors, the Trustee and the Holders as of the date hereof

      Section 3. REFERENCE TO AND EFFECT ON THE INDENTURE

      (1) On and after the effective date of this Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

      (2) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

      Section 4. GOVERNING LAW

      This Supplemental Indenture shall be governed and construed by the Internal Law of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      Section 5. DEFINED TERMS

      Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

      Section 6. TRUST INDENTURE ACT CONTROLS

      If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "ACT"), as in force at the date this First Supplemental Indenture is executed, the provision required by said Act shall control.

      Section 7. TRUSTEE DISCLAIMER

      The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

      Section 8. COUNTERPARTS

      This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

      Section 9. TITLES

      Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.


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      Section 10. SEVERABILITY

      In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

                            [Signature page follows]


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be executed as of the day and year first above written.

                                        ALLIED WASTE NORTH AMERICA, INC.


                                        By: /s/  Thomas P. Martin
                                            ------------------------------------
                                            Name:  Thomas P. Martin
                                            Title: Treasurer





                                        ALLIED WASTE INDUSTRIES, INC.

                                        for purposes of Article 15 of the
                                        Indenture and as Guarantor of the Notes
                                        and as Guarantor of the obligations of
                                        the Subsidiary Guarantors under the
                                        Subsidiary Guarantees



                                        By: /s/   Thomas P. Martin
                                            ------------------------------------
                                            Name:  Thomas P. Martin
                                            Title: Treasurer



                                        Each of the Subsidiary Guarantors Listed on Schedule A hereto, as Guarantor of the Notes

                                        By: /s/ Thomas P. Martin
                                            ------------------------------------
                                        Name:  Thomas P. Martin
                                        Title: Treasurer
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                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/  Richard Prokosch
                                            ------------------------------------
                                        Name:  Richard Prokosch
                                        Title: Vice President
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                                     SCHEDULE A



Allied Waste Transfer Services of Florida, LLC, a Florida limited liability company

Allied Waste Transfer Services of Iowa, LLC, an Iowa limited liability company

Allied Waste Transfer Services of New York, LLC, a New York limited liability company

Allied Waste Transfer Services of North Carolina, LLC, a North Carolina limited liability company

Allied Waste Systems of Michigan, LLC, a Michigan limited liability company

Benson Valley Landfill General Partnership, a Kentucky general partnership

Blue Ridge Landfill General Partnership, a Kentucky general partnership

Central Arizona Transfer, Inc., an Arizona corporation

C & C Expanded Sanitary Landfill, LLC, a Missouri limited liability company

Giles Road Landfill TX, LP, a Delaware limited partnership

Green Valley Landfill General Partnership, a Kentucky general partnership

Morehead Landfill General Partnership, a Kentucky general partnership

Tessman Road Landfill TX, LP, a Delaware limited partnership